Textron	Exhibit 99.1
Corporate Communications Department	NEWS Release
Investor Contacts: Doug Wilburne, Textron – 401-457-2288 Bill Pitts, Textron – 401-457-2288	FOR IMMEDIATE RELEASE
Media Contact: Michael Maynard, Textron – 401-457-2474
Announcement of Cash Tender Offers for up to $650 Million of Outstanding Debt Securities Issued by Textron Inc. and Textron Financial Corporate and Note Offering by Textron Inc.

Providence, Rhode Island – September 14, 2009 – Today, Textron Inc. (NYSE: TXT) (“Textron”) announced separate cash tender offers by Textron and its wholly owned subsidiary, Textron Financial Corporation (“TFC” and together with Textron, the “Issuers”) for up to $650 million aggregate principal amount of five separate series of outstanding debt securities (the “Securities,” and each a “Series” of Securities) of the Issuers.  The purpose of the offers, together with a public offering of Textron’s notes also announced today, is to lengthen the maturity profile of the Issuers' indebtedness.  Each Issuer expects to use available cash on hand to provide the total amount of funds required to purchase its respective Securities, make any applicable Early Tender Payments (as specified in the table below), pay all accrued interest and pay all fees and expenses in connection therewith.  Textron may use proceeds from the public offering of its notes to fund the purchase of Securities pursuant to the tender offers.

The tender offers are being made pursuant to the Offer to Purchase, dated September 14, 2009, and the related Letter of Transmittal, dated September 14, 2009, which together set forth a more detailed description of the tender offers.

The Issuers are making five separate offers (each an “Offer,” and collectively, the “Offers”), with one Offer being made by Textron to purchase any and all of its outstanding 4 1/2%  Notes due August 1, 2010 (CUSIP number 883203BJ9) (the “4.5% Textron Securities”) (such Offer is referred to as the “Any and All Offer”), one Offer being made by Textron to purchase up to $150,000,000 aggregate principal amount of its outstanding 6.500% Notes due June 1, 2012 (CUSIP Number 883203BH3) (the “6.5% Textron Securities”) (such Offer is referred to as the “Textron Partial Tender Offer”), two Offers being made by TFC to purchase up to the Maximum Principal Amount to be Accepted described below of its outstanding 5.125% Medium-Term Notes, Series E (CUSIP Number 88319QJ20) (the “MTO Level 1 Securities”) and its outstanding 4.60% Medium-Term Notes, Series E (CUSIP Number 88319QH22) (the “MTO Level 2  Securities”) (such Offers are referred to as the “Maximum Tender Offers”) and one Offer being made by TFC to purchase up to $150,000,000 aggregate principal amount of its outstanding 6% Notes due 2009 (CUSIP Number 883199AQ4) (the “6% TFC Securities”) (such Offer is referred to as the “TFC Partial Tender Offer” and collectively with the Textron Partial Tender Offer and the Maximum Tender Offers, the “Limited Tender Offers”).

The Maximum Principal Amount to be Accepted, in the case of Textron’s Offer for its 6.5% Textron Securities, will be $150,000,000.  The Maximum Principal Amount to be Accepted, in the case of TFC’s Offer for its MTO Level 1 Securities, will be equal to the difference between $500,000,000 (the “MTO Tender Cap”) and the sum of the aggregate principal amount of (a) the 4.5% Textron Securities validly tendered and accepted for purchase in the Any and All Offer and (b) the 6.5% Textron Securities validly tendered and accepted for purchase in the Textron Partial Tender Offer.  The 6.5% Textron Securities and the 4.5% Textron Securities are referred to herein together as, the “Textron Securities.” The Any and All Offer and the Textron Partial Tender Offer are referred to herein as the “Textron Offers.”  The Maximum Principal Amount to be Accepted, in the case of TFC's offer for its MTO Level 2 Securities, will be equal to the difference between the MTO Tender Cap and the sum of (x) the aggregate principal amount of Textron Securities validly tendered and accepted for purchase by Textron in the Textron Offers and (y) the aggregate principal amount of MTO Level 1 Securities validly tendered and accepted for purchase by TFC.  The Maximum Principal Amount to be Accepted, in the case of TFC’s Offer for its 6% TFC Securities, will be $150,000,000.

If the principal amount of Securities validly tendered and not validly withdrawn in any Limited Tender Offer is greater than the applicable Maximum Principal Amount to be Accepted, then the Securities of that Series accepted for purchase will be subject to proration (rounded downward such that Holders are returned Securities in integral multiples of $1,000) and, in the case of proration of the MTO Level 1 Securities tendered and accepted in the Maximum Tender Offers, no MTO Level 2 Securities will be purchased.  The amount of Securities to be purchased pursuant to the Maximum Tender Offers will not be determined until the expiration of the Any and All Offer and the Limited Tender Offers, as they may be extended from time to time.

The Any and All Offer will expire at 5:00 p.m., New York City time, on September 21, 2009, unless extended (such date and time, as the same may be extended, the “Any and All Offer Expiration Date”).  Holders of Securities subject to the Any and All Offer must validly tender and not validly withdraw their Securities at or before 5:00 p.m., New York City time, on the Any and All Offer Expiration Date to be eligible to receive the applicable Full Tender Offer Consideration specified in the table below.

The Limited Tender Offers will expire at 11:59 p.m., New York City time, on October 9, 2009, unless extended with respect to one or more Limited Tender Offers (such date and time, as the same may be extended, the “Limited Tender Offers Expiration Date,” and together with the Any and All Offer Expiration Date, the “Expiration Dates” and each an “Expiration Date”).  Holders of Securities subject to the Limited Tender Offers must validly tender and not validly withdraw their Securities at or before 5:00 p.m., New York City time, on September 25, 2009, unless extended with respect to one or more Limited Tender Offers (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the applicable Full Tender Offer Consideration specified in the table below.  Holders of Securities subject to the Limited Tender Offers who validly tender their Securities after the Early Tender Date and at or before 11:59 p.m., New York City time, on the Limited Tender Offers Expiration Date will be eligible to receive only the applicable Full Tender Offer Consideration minus the applicable Early Tender Payment described in footnote 3 to the table below (the Full Tender Offer Consideration minus the applicable Early Tender Payment, the “Late Tender Offer Consideration”).

In addition to the Full Tender Offer Consideration or Late Tender Offer Consideration, as applicable, payable pursuant to the Offers, Holders whose Securities are purchased in the Offers will also be paid accrued and unpaid interest on such Securities from the applicable last interest payment date to, but not including, the applicable settlement date for the purchase of the Securities.

Set forth below is a listing of the Offers by each of the Issuers for their respective Securities.

Issuer	CUSIP Number	Title of Security	Maturity Date	Principal Amount Outstanding	Maximum Principal Amount to be Accepted(1)	Acceptance Priority Level	Full Tender Offer Consideration(2)	Early Tender Payment(2)(3)	Late Tender Offer Consideration(2)
Offers to purchase up to $500,000,000 aggregate principal amount:
Any and All Offer
Textron	883203BJ9	4 1/2% Notes due August 1, 2010	August 1, 2010	$250,000,000	N/A	N/A	$1,017.50	N/A	N/A
Textron Partial Tender Offer
Textron	883203BH3	6.500% Notes due June 1, 2012	June 1, 2012	$300,000,000	$150,000,000	N/A	$1,040.00	$30.00	$1,010.00
Maximum Tender Offers
TFC	88319QJ20	5.125% Medium-Term Notes, Series E	Feb. 3, 2011	$317,332,000	(4)	1	$1,002.50	$30.00	$972.50
TFC	88319QH22	4.60% Medium-Term Notes, Series E	May 3, 2010	$385,779,000	(5)	2	$1,015.00	$30.00	$985.00
Offer to purchase up to $150,000,000 aggregate principal amount:
TFC Partial Tender Offer
TFC	883199AQ4	6% Notes due 2009	Nov. 20, 2009	$471,907,000	$150,000,000	N/A	$1,002.50	$30.00	$972.50

(1)
If the principal amount of Securities validly tendered (and not validly withdrawn) in any Limited Tender Offer is greater than the applicable Maximum Principal Amount to be Accepted, then the Securities of that Series accepted for purchase will be subject to proration (rounded downward such that Holders are returned Securities in integral multiples of $1,000) and, in the case of proration of TFC’s the MTO Level 1 Securities tendered and accepted in the Maximum Tender Offers, no MTO Level 2 Securities will be purchased.

(2)	Per $1,000 principal amount of Securities that are accepted for purchase.

(3)
The applicable Early Tender Payment per $1,000 principal amount of Securities, as per the table above, payable with respect to Securities that are validly tendered (and not validly withdrawn) in the Limited Tender Offers at or before 5:00 p.m., New York City time, on September 25, 2009 and accepted for purchase by the applicable Issuer.  Such Early Tender Payment is included in the Full Tender Offer Consideration.

(4)
The Maximum Principal Amount to be Accepted (as set forth in the table above), in the case of TFC's offer for its MTO Level 1 Securities, will be equal to the difference between the MTO Tender Cap and the aggregate principal amount of Textron Securities validly tendered and accepted for purchase by Textron in the Textron Offers.

(5)
The Maximum Principal Amount to be Accepted (as set forth in the table above), in the case of TFC's offer for its MTO Level 2 Securities, will be equal to the difference between the MTO Tender Cap and the sum of (x) the aggregate principal amount of Textron Securities validly tendered and accepted for purchase by Textron in the Textron Offers and (y) the aggregate principal amount of MTO Level 1 Securities validly tendered and accepted for purchase by TFC.

Except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the applicable Issuer), tenders of Securities in the Any and All Offer may be validly withdrawn at any time at or before the Any and All Offer Expiration Date, but not thereafter, tenders of Securities in the Limited Tender Offers made at or before the Early Tender Date may be validly withdrawn at any time at or before the Early Tender Date, but not thereafter, and tenders of Securities in the Limited Tender Offers made after the Early Tender Date but at or before the Limited Tender Offers Expiration Date may not be validly withdrawn.

The settlement date for each Offer is expected to be one business day following the Expiration Date of each Offer.

The Offers are not subject to any minimum or financing conditions.  The Issuers may amend, extend or, subject to certain conditions, terminate the Offers.

J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. have been retained to serve as dealer managers for the offers.  Global Bondholder Services Corporation will be acting as the Depositary and Information Agent.

For additional information regarding the terms of the Offers please contact: J.P. Morgan Securities Inc. at (866) 834-4666 (toll free) or (212) 834-3424 (collect) or Deutsche Bank Securities Inc. at (866) 627-0391 (toll free) or (212) 250-2955 (collect).  Requests for documents and questions regarding the tendering of Securities may be directed to Global Bondholder Services Corporation at (866) 952-2200 (toll free) or (212) 430-3774 (collect).

The obligation of the Issuers to accept any Securities tendered and to pay the applicable consideration for them is set forth solely in the Offer to Purchase and related Letter of Transmittal.  This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Securities. The offers to purchase the Securities are only being made pursuant to the Offer documents, including the Offer to Purchase that the Issuers are distributing to holders of Securities.  The Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The terms and conditions of the public offering of Textron’s notes are set forth in a prospectus, which can be obtained by contacting Textron’s Investor Contacts specified above or by written request to Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903 Attn: Investor Relations.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any of such notes, nor will there be any sale of such notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Textron

Textron is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services.  Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft Company, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee and Textron Systems.  More information is available at www.textron.com.

About Textron Financial Corporation

Textron Financial Corporation (TFC) is a diversified commercial finance company that provides financing programs for products manufactured by its parent company, Textron Inc. www.textron.com. Current specialties include Aviation Finance and Golf Equipment Finance. The company also manages a portfolio of receivables which it previously originated in various businesses, including Asset-Based Lending, Distribution Finance, Golf Mortgage  Finance, Resort Finance and Structured Capital.  More information is available at www.textronfinancial.com.

Forward-looking Information

This press release may include forward-looking statements of the Issuers.  These forward-looking statements are not statements of historical fact but rather reflect the Issuers current expectations, estimates and predictions about future results and events.  These statements may use words such as “should,” “likely,” “target,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to either of the Issuers or their management.  When either of the Issuers makes forward-looking statements, they are based on its management’s beliefs and assumptions, using information currently available to such Issuer.  These forward-looking statements are subject to risks, uncertainties and assumptions, including, but not limited to, the risks, uncertainties and assumptions discussed in the respective Issuer's most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q filed thereafter and the documents incorporated by reference therein.  The Issuers undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, developments or otherwise.  If one or more of these or other risks or uncertainties materialize, or if either Issuer’s underlying assumptions prove to be incorrect, actual results may vary materially from what such Issuer projected.  Any forward-looking statements of either Issuer you read in this press release, reflect such Issuer’s current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to such Issuer’s operations, results of operations, growth strategy and liquidity.  All subsequent written and oral forward-looking statements attributable to each Issuer or individuals acting on such Issuer’s behalf are expressly qualified in their entirety by this section.